Exhibit 99.2

Condensed Consolidated Interim Financial Statements

Barbeque Integrated, Inc. and Subsidiaries

As of and for the six month period ended July 2, 2023

Barbeque Integrated, Inc. and Subsidiaries

Condensed consolidated balance sheet

July 2, 2023
Assets
Current assets:
Cash and cash equivalents	$3,645,466
Accounts and other receivables, net	1,070,259
Inventories, net	2,655,772
Other current assets	2,548,067
Total current assets	9,919,564

Property and equipment, net	26,831,415
Right of Use Assets, net	37,481,033
Intangible assets, net	206,757
Deposits	563,465
Total assets	$75,002,234

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	4,767,533
Accrued expenses	5,142,062
Current portion of operating lease liability	12,543,451
Unearned revenue	2,567,612
Total current liabilities	25,020,658

Related party note payable	20,498,662
Operating lease liability	37,551,978
Deferred tax liability, net	68,843
Lease exit obligation	541,685
Total Liabilities	83,681,826

Commitments and contingencies (see Notes G and J)

Stockholder’s deficit:
Common stock, $.001 par value, 1,000 shares authorized, Issued and outstanding	1
Additional paid-in capital	23,421,960
Accumulated deficit	(32,101,553)
Total liabilities and stockholder’s deficit	$75,002,234

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Condensed consolidated statements of operations

For the six month period ended	July 2, 2023

Net sales:	$92,285,945

Cost of sales (exclusive of items shown seperately below):
Food and beverage costs	25,557,411
Labor and benefits	27,572,875
Rent Expense	6,025,731
Restaurant operating expenses	21,307,973
Restaurant exits costs	42,948
Total cost of sales (exclusive of items shown seperately below)	80,506,938

Operating expenses:
Selling, general and administrative	7,532,016
Depreciation and amortization	3,158,511
Total operating expenses	10,690,527
Operating income	1,088,480

Non-operating loss, net:
Interest expense	(996,582)
Other income	20,367
Total non-operating loss, net	(976,215)

Income from operations before income taxes	112,265

Income tax benefit	177,502

Net income	$289,767

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Condensed consolidated statements of stockholder’s deficit

	Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balances - January 1, 2023	1000	$1	$23,421,960	$(32,391,320)	$(8,969,359)

Net income				289,767	289,767

Balances - July 2, 2023	1000	1	23,421,960	(32,101,553)	(8,679,592)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Condensed consolidated statements of cash flows

For the six month period ended	July 2, 2023
Cash flows from operating activities:
Net income	$289,767
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,158,511
Non-cash lease cost	3,828,822
Interest accretion on debt	944,699
Loss on lease termination	(267,197)
Changes in operating assets and liabilities
Accounts receivable	528,384
Inventories	86,024
Other current assets	(757,266)
Accounts payable	11,277
Accrued expenses and other liabilities	(1,065,903)
Operating lease liability	(4,534,462)
Income taxes liability	(213,933)
Unearned revenue	(367,554)
Net cash provided by operating activities	1,641,169

Cash flows used in investing activities:
Purchases of property and equipment	(1,357,504)
Net cash used in investing activities	(1,357,504)

Net increase in cash and cash equivalents	283,665
Cash and cash equivalents, beginning of period	3,361,801
Cash and cash equivalents, end of period	3,645,466

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$21,708
Cash paid during the period for income taxes	$30,171

 The accompanying notes are an integral part of these condensed consolidated interim financial statements.

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Barbeque Integrated, Inc. and Subsidiaries
Notes to condensed consolidated financial statements - continued

Note A – Organization and Summary of Significant Accounting Policies

Business and Basis of Presentation

The principal business of Barbeque Integrated, Inc., a wholly-owned subsidiary of Barbeque Holding, LLC, and its subsidiaries, Smokey Bones, LLC and Integrated Card Solutions, LLC (collectively, “the Company”), is to own and operate food and beverage restaurant facilities located in the Eastern and Midwest United States. The Company commenced its operations upon the acquisition of the assets and liabilities of Smokey Bones Barbeque and Grill (SB) restaurants from GMRI, Inc., GMR Restaurants of Pennsylvania, Inc., and Darden Concepts, Inc. on December 31, 2007.

Fiscal Year

The Company operates on a 52-week calendar and its fiscal year ends on the last Sunday of the calendar year. Consistent with industry practice, the Company measures its stores’ performance based upon 7-day work weeks. Using the 52-week cycle ensures consistent weekly reporting for operations and ensures that each week has the same days since certain days are more profitable than others. The use of this fiscal year means a 53rd week is added to the fiscal year every 5 or 6 years. In a 52-week year, all four quarters are comprised of 13 weeks. In a 53-week year, one extra week is added to the fourth quarter. The reporting period for the six months ended July 2, 2023, is comprised of 26 weeks.

Principles of Consolidation

The condensed consolidated interim financial statements include the accounts of the Company. All significant intercompany transactions are eliminated in the consolidation process.

Use of Estimates

The preparation of interim financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosures of contingent assets and liabilities at the date of the interim financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Working Capital

Our operations have not required significant working capital, and, like many restaurant companies, we may have negative working capital during the year. Revenues are received primarily in credit card or cash receipts, and restaurant operations do not require significant receivables or inventories. The Company provided net cash from operations of $1,641,169 for the six months ended July 2, 2023.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash and accounts receivable from credit card processors. The Company considers all highly liquid investment instruments purchased with original maturities of three months or less from date of purchase to be cash equivalents. Accounts receivable from credit card processors are both short-term and liquid in nature and are typically converted to cash within three days of the sales transaction. At July 2, 2023, the Company had $1,972,849, in receivables from credit card processors, which were subsequently collected.

Inventories

Inventory consists of food, beverages and merchandise and is stated at the lower of cost or net realizable value. Cost is determined utilizing the first-in, first-out method. Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating lower of cost or market.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to condensed consolidated interim financial statements - continued

Property and Equipment

Property and equipment are capitalized and recorded at cost, less accumulated depreciation. Depreciation and amortization is provided for utilizing the straight-line method over the estimated useful lives of the assets, which generally are as follows:

Furniture, fixtures and equipment	3-7 years
Leasehold improvements	7-20 years

Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements, or the remaining term of the lease. Normal repair and maintenance costs are charged to expense as incurred. Renovations, betterments and major repairs that materially extend the life of properties are capitalized and the assets replaced, if any, are retired. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation and amortization and any resulting gain or loss is included in the accompanying condensed consolidated statements of operation.

The Company capitalizes all direct costs incurred in the construction and renovation of its restaurants. Upon completion, these costs are reclassified from construction in progress to the applicable property and equipment classification and depreciated.

Impairment of Long-Lived Assets

The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset grouping may not be recoverable.

For long-lived assets, including intangibles, the Company assesses periodically whether there are indicators of impairment. If such indicators are present, the Company assesses the recoverability of the long-lived assets by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than the book value, the excess of the net book value over the estimated fair value, based on discounted future cash flows and appraisals, is charged to operations in the period in which such impairment is determined by management. For the six months ended July 2, 2023, the Company did not identify any indicators of potential impairment.

Intangible Assets

Intangible assets that are not deemed to have an indefinite life are amortized over their estimated useful life.

Insurance Accruals

The Company maintains insurance coverage to cover material potential losses related to workers’ compensation, general liability and certain employment claims. During fiscal years 2023 and 2022, the Company had a $25,000 self-insured retention limit for any covered general liability claim. Accrued liabilities related to general liability claims of $154,171 as of July 2, 2023, respectively, are included in accrued expenses in the accompanying condensed consolidated balance sheet. Amounts have been recorded based on the Company’s estimates of the anticipated ultimate costs to settle all claims, both reported and unreported.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to condensed consolidated interim financial statements - continued

Revenue Recognition

Revenue is recognized in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. Revenue is recognized upon the transfer of promised products or services to customers in an amount that reflects the consideration the Company received in exchange for those products or services. Revenue is recognized when payment is tendered at the time of sale. The Company presents sales net of sales tax and other sales related discounts.

Unearned revenue pertains to gift cards that have been sold but not yet redeemed and earned awards under the Company’s loyalty program but not yet redeemed. Revenue is recognized when gift cards and loyalty rewards are redeemed by the customer. Breakage for unredeemed amounts is estimated based on historical experience and is recognized as revenue in proportion to the pattern of rights exercised by the customer.

Food and Beverage Costs

Food and beverage costs include inventory, warehousing and related purchasing and distribution costs.

Vendor Rebates

Third party vendor funds received in connection with marketing agreements are recognized as a reduction of marketing expense during the period in which the marketing activities occur. Third party vendor funds received in connection with volume purchase agreements are recognized as a reduction of cost of goods sold during the period in which purchases occur. Differences between estimated and actual periodic amounts are settled in accordance with the terms of the agreements.

Advertising Costs

Advertising costs are recorded as expenses in the period in which the costs are incurred. The total amount charged to advertising expense was $1,910,158 for the six months ended July 2, 2023 and are included as a selling, general and administrative expense in the accompanying condensed consolidated statement of operations.

Income Taxes

Deferred income tax assets and liabilities are based on the difference between the financial statement and tax bases of assets and liabilities as measured by the tax rates that are anticipated to be in effect when those differences reverse. The deferred tax provision generally represents the net change in deferred tax assets and liabilities during the period. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is established when it is necessary to reduce deferred tax assets to amounts for which realization is more likely than not. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

Accounting Standards Adopted in the Current Fiscal Year

Additional new accounting guidance became effective for the Company as of the beginning of fiscal 2023 that the Company reviewed and concluded was either not applicable to its operations or had no material effect on its condensed consolidated interim financial statements in the current or future fiscal years.

Newly Issued Accounting Standards Not Yet Adopted

The Company reviewed all other newly issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on the Company’s condensed consolidated interim financial statements when adoption is required in the future.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to condensed consolidated interim financial statements - continued

Note B – Intangible Assets

Intangible assets consist of the following:

			Remaining
		Useful	Useful
	July 2, 2023	Life	Life
Definite lived intangible assets:
Trade name	$11,619,922	15 years	-
Licenses	431,430	13 years	13 years
Favorable lease	458,380	19 years	4 years
Other	34,286	5 years	5 years
	12,544,018
Accumulated amortization	(12,337,261)
Intangible assets, net	$206,757

The amortization expense for intangible assets was approximately $18,000 for the six months ended July 2, 2023, and is included in depreciation and amortization in the accompanying condensed consolidated statement of operations. Future amortization expense will be as follows:

Fiscal year:	Amount
Remainder 2023	18,104
2024	36,202
2025	36,202
2026	36,202
2027	12,077
Thereafter	67,970
$206,757

Note C – Property and Equipment

Property and equipment, net, consists of the following:

July 2, 2023

Leasehold improvements	$31,058,783
Furniture, fixtures and equipment	44,034,134
75,092,917
Less: Accumulated depreciation and amortization	(48,261,502)
$26,831,415

Depreciation and amortization expense for the six months ended July 2, 2023 was $3,140,410.

Note D – Fair Value Measurements

The Company does not have a material amount of financial assets or liabilities that are required under U.S. GAAP to be measured on a recurring basis at fair value. The Company is not a party to any material derivative financial instruments. The Company does not have a material amount of non-financial assets or non-financial liabilities that are required under U.S. GAAP to be measured at fair value on a recurring basis.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to condensed consolidated interim financial statements - continued

The Company has not elected to use the fair value measurement option, as permitted under U.S. GAAP, for any assets or liabilities for which fair value measurement is not presently required. The Company believes the fair values of cash equivalents, accounts receivable and accounts payable approximate their carrying amounts due to their short duration. Due to the sale of the Company sold to a third party as disclosed in Note L below, there were no changes in the terms of the Company’s related party note payable and it was repaid at the carrying value of the date of the transaction. The Company believes that the fair value of its Related party note payable approximates carrying value. The fair value of the related party note payable, which is classified as Level 3 in the fair value hierarchy, is determined based on market prices or, if market prices are not available, the present value of the underlying cash flows discounted at our incremental borrowing rates.

Note E – Financing Obligations

Promissory Note

On November 10, 2022, the Company entered into a promissory note with a related party (“Promissory Note”). The Promissory Note’s original draw repaid the Company’s outstanding debt and interest and allows for additional unspecified amount of advances upon request. The Promissory Note has a fixed interest rate of 9.5% accruing daily. Interest accretes to the outstanding balance. The Promissory Note has a maturity date of November 10, 2027, allows for prepayments and requires mandatory prepayment in the event of sale, public offering or liquidation. As of July 2, 2023, the Promissory Note had an outstanding balance of $20,498,662, including $1,206,679 in accreted interest.

Note F – Exit Activities and Operating Lease Obligations

The Company periodically evaluates the performance of its operating restaurants. The costs incurred to close the restaurants in fiscal 2023 primarily relate to demarking the restaurants, removing equipment and lease termination and expenses as incurred. At July 2, 2023, the balance amounted to approximately $542,000 and is included in lease exit obligation on the accompanying condensed consolidated balance sheet. Closed restaurant operating expenses, net of sublease income, totaling $42,948 for the year ended July 2, 2023 are included as restaurant exit cost in the accompanying condensed consolidated statement of operations.

Note G – Operating Leases

The Company recognized lease expense of approximately $6,000,000 million for the six months ended July 2, 2023.

Operating lease right-of-use and operating lease liabilities relating to operating leases are as follows:

Six Months Ended
July 2, 2023
ROU Assets
Property	$50,318,314
Equipment	291,814
Total	50,610,128
Accumulated amortization	(13,129,095)
ROU assets, net	$37,481,033

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Barbeque Integrated, Inc. and Subsidiaries

Notes to condensed consolidated interim financial statements - continued

Six Months Ended
July 2, 2023
Operating Lease Liability
Property	$49,989,964
Equipment	105,465
Total operating leases	50,095,429
Current portion of operating leases, property	(12,477,832)
Current portion of operating leases, equipment	(65,619)
Total current portion	(12,543,451)
Long-term portion	$37,551,978

Weight average remaining term in years
Operating leases, property	4.0
Operating leases, equipment	1.5
Weight average discount rate
Operating leases, property	5.25%
Operating leases, equipment	6.02%

Maturities of the operating lease liabilities is as follows at July 2, 2023:

Fiscal year:	Amount
Remainder 2023	$6,513,650
2024	12,578,899
2025	11,367,215
2026	10,044,631
2027	9,569,944
Thereafter	7,699,353
Total lease payments	57,773,692
Less imputed interest	(7,678,263)
Present value of lease liabilities	50,095,429
Less current portion	(12,543,451)
Long-term portion of lease liabilities	$37,551,978

Note H – Concentrations

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents. The Company maintains cash balances at financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). Balances may, at times, exceed FDIC insurance limits. The Company has agreements with one primary distributor for the delivery of food items and supplies which are purchased from multiple vendors but warehoused at the distributor’s facilities. This distributor provided for approximately 89.3% of food shipments (approximately $21.6 million) during the six months ended July 2, 2023. The Company does not anticipate any interruption in deliveries from this distributor. In the event deliveries were disrupted for any reason, management believes alternative sources for shipment of purchases are available. Management believes numerous alternative suppliers exist and no disruption is anticipated.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to condensed consolidated interim financial statements - continued

Note I – Income Taxes

The Company’s benefit for income taxes:

Six Months Ended
July 2, 2023
Benefit for Income Taxes	$(177,502)
Effective tax rate	-169%

The difference between the statutory tax rate of 21% and the effective tax rate of -169% in the six months ended July 2, 2023, was primarily due to decreases in the valuation allowance, nondeductible expenses and the impact of state income taxes.

Note J –Contingencies

The Company’s management and its legal counsel assess contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, management and the Company’s legal counsel evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated interim financial statements. If the assessment indicates that a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees or may materially adversely affect the financial position of the Company, in which case the nature of the guarantee or other matter would be disclosed. The Company does not believe any reserves need to be established for any of the periods presented.

Note K – Related Party Transactions

On December 31, 2007, the Company entered into a management services agreement (“Services Agreement”) with Sun Capital Partners Management V, LLC (“Sun”), a related party. The management fee and other reimbursable expenses paid to Sun during the six months ended July, 2, 2023, are not material and included in selling, general and administrative expense in the accompanying condensed consolidated statements of operations.

Note L – Subsequent Events

Management has evaluated subsequent events for potential disclosure in or adjustment to the condensed consolidated interim financial statements through October 27, 2023, the date that the accompanying condensed consolidated interim financial statements were available to be issued.

On July 16, 2023, the Company closed one of its locations due to an expiring lease agreement. Expenses relating to this closure amounted to approximately $184,000 through October 27, 2023.

On September 5, 2023, the Company received an advance of $1,000,000 through its Promissory Note (Note D).

On September 25, 2023, the Company sold all the outstanding equity interests to FAT Brands Inc. (the “Buyer”) for a purchase price of $30,000,000, subject to certain adjustments, which was paid by the Buyer in cash at closing. The parties agreed following the closing to cooperate to finalize certain customary adjustments to the purchase price with respect to working capital. As a part of the Company sale, the Company repaid the outstanding balance due through its Related Party Promissory Note.

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